UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K
________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest reported) August 30, 2019
________________
BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (720) 565-4755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On August 31, 2019, the Delaware corporation formerly known as “Vical Incorporated” completed its previously announced merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of June 2, 2019, as amended by Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated August 20, 2019, and as further amended on August 30, 2019 (the “Merger Agreement”), by and among Vical Incorporated (“Vical”), Brickell Biotech, Inc. (“Brickell”) and Victory Subsidiary, Inc., a wholly owned subsidiary of Vical (“Merger Sub”), pursuant to which Merger Sub merged with and into Brickell, with Brickell surviving the merger as a wholly owned subsidiary of Vical (the “Merger”). Additionally, on August 31, 2019, immediately after the completion of the Merger, the Company changed its name from “Vical Incorporated” to “Brickell Biotech, Inc.” (the “Company”). See Item 2.01 for additional information regarding completion of the Merger.

On August 31, 2019, in connection with, and prior to the consummation of the Merger, Vical effected a reverse stock split of its common stock, par value $0.01 per share (“Common Stock”), at a ratio of 1-for-7 (the “Reverse Stock Split”). Unless otherwise noted herein, references to share and per-share amounts in this Current Report on Form 8-K give effect to the Reverse Stock Split. See Item 3.03 for additional information regarding the Reverse Stock Split.

Item 1.01 Entry into a Material Definitive Agreement

Funding Agreement

As previously announced, concurrently with the execution of the Merger Agreement, Brickell entered into a product funding agreement (the “Funding Agreement”) with NovaQuest Co-Investment Fund X, L.P. (“NovaQuest”) pursuant to which NovaQuest committed to provide up to $25.0 million in near-term research and development funding to the Company (the “Concurrent Financing”). The Concurrent Financing was consummated immediately following the Merger, with $5.6 million of the commitment to be paid to the Company on September 3, 2019 and the remaining portion of the commitment expected to be paid to the Company in quarterly reimbursements of 67% of invoiced research and development expenses incurred during the succeeding four fiscal quarters.

Upon receipt of marketing approval from the U.S. Food and Drug Administration (“FDA”) for sofpironium bromide, the Company will be obligated to make certain milestone payments to NovaQuest totaling $37.5 million. Beginning in the fiscal quarter that is two years following the first commercial sale of sofpironium bromide as a registered pharmaceutical the Company will be required to make low-single digit royalty payments based on annual net sales worldwide (except for Japan, China and certain other Asian countries). If the Funding Agreement is terminated in certain circumstances, the Company will be required to pay NovaQuest $25.0 million plus interest. However, in the event that the Company terminates its development program for sofpironium bromide for other specified reasons, including serious safety issues, a failure of the product’s Phase III studies, or the FDA’s unwillingness to approve the product, the Company will not be obligated to make any payments to NovaQuest.

In connection with the consummation of the Concurrent Financing, and as required by the Funding Agreement, the Company issued warrants to NovaQuest providing it with the right to purchase 241,225 shares of Common Stock at an exercise price of $10.36 (the “NovaQuest Warrants”) and entered into a Registration Rights Agreement with NovaQuest (“Registration Rights Agreement”).

The foregoing descriptions of the Funding Agreement and the NovaQuest Warrants are not complete and are subject to and qualified in their entirety by reference to such agreement and warrants, copies of which are attached to this filing as Exhibit 10.1 and Exhibit 4.1, respectively, and are incorporated herein by reference.

License Agreements

Brickell previously entered into various material license and collaboration agreements with universities and other research-related entities for the exclusive right to commercially develop, produce, manufacture, use and sell certain products in certain geographies or to out-license for future development and commercialization certain of Brickell’s current and future product candidates. Such material license and collaboration agreements are summarized below.

Kaken Collaboration Agreement

In March 2015, and as later amended, Brickell entered into a license and collaboration agreement with Kaken Pharmaceutical, Co., Ltd. (“Kaken”) (the “Collaboration Agreement”). Pursuant to the Collaboration Agreement, Brickell granted Kaken an exclusive right to develop, manufacture and commercialize the Company’s sofpironium bromide compound, a topical anticholinergic, in Japan and certain other designated Asian countries (the “Territory”). In exchange, Kaken paid Brickell an upfront, non-refundable payment.

Pursuant to the amended Collaboration Agreement, Kaken has final decision-making authority for the overall regulatory, development and commercialization strategy for sofpironium bromide, as well as for market access activities, pricing and reimbursement activities, promotion, distribution, packaging, sales and safety and pharmacovigilance for this product in the Territory. The Collaboration Agreement further provides that Kaken will be responsible for funding all development and commercial costs for the program in the Territory and, until such time, if any, as Kaken elects to establish its own source of supply of drug product, Kaken can purchase product supply from the Company to perform all non-clinical studies, and Phase I and Phase II clinical trials in Japan at cost. Kaken is also required to enter into negotiations with the Company, to supply the Company, at cost, with clinical supplies to perform Phase III clinical trials in the United States.

The foregoing description of the Collaboration Agreement is not complete and is subject to and qualified in its entirety by reference to such agreement, a copy of which is attached to this filing as Exhibit 10.2 hereto and is incorporated herein by reference.

Kaken ROFN Agreement

In October 2017, Brickell entered into a right of first negotiation agreement (the “ROFN Agreement”) with Kaken. Pursuant to the ROFN Agreement, if the Company conducts and completes an initial proof of concept for clinical trials for certain products in the pipeline, Kaken will have a first right, at Kaken’s option, to negotiate with the Company for an exclusive license to develop, manufacture, have manufactured and commercialize the covered product(s) in Japan and to manufacture and have manufactured the Company’s products outside of Japan for sale within Japan.

The foregoing description of the ROFN Agreement is not complete and is subject to and qualified in its entirety by reference to such agreement, a copy of which is attached to this filing as Exhibit 10.3 hereto and is incorporated herein by reference.

Bodor License Agreement

In December 2012, Brickell entered into a license agreement with Bodor Laboratories, Inc. (“Bodor”) (the “Bodor License Agreement”) for a worldwide, exclusive license to develop, manufacture, market, sell and sublicense technology products containing the proprietary compound sofpironium bromide, based upon the patents referenced, in the agreement, with a field of use, limited to the treatment of hyperhidrosis and excessive sweating. In exchange for such rights, Brickell paid Bodor an upfront payment upon execution of the license and the Company is required to pay Bodor: (i) half of all royalties received from covered sales in Asia; (ii) a low to mid-single digit royalty on all covered sales of products anywhere outside of Asia by the Company; (iv) a low to mid-single digit royalty on all sales of products by sub-licensees, plus a percentage in the event such sub-licensee patent royalty rate exceeds a certain threshold percentage; (v) additional regulatory and sales milestone payments commencing at the completion of a Phase 2 study (completed); and (vi) certain sublicensing fees. In addition, the license agreement imposes various diligence, milestone, royalty, insurance and other obligations on the Company. If the Company fails to comply with certain of these obligations, Bodor may have the right to terminate the license, in which event the Company may not be able to develop or market sofpironium bromide for its intended use.

The foregoing description of the Bodor License Agreement is not complete and is subject to and qualified in its entirety by reference to such agreement, a copy of which is attached to this filing as Exhibit 10.4 hereto and is incorporated herein by reference.

UABRF License Agreement

In June 2012, Brickell entered into a license agreement with the UAB Research Foundation (“UABRF”) (“UABRF License Agreement”) for a worldwide, exclusive license to manufacture, market, sell and sublicense technology products containing a novel compound for the treatment of skin conditions known to be responsive to retinoid agents based upon the patents referenced in the agreement with a field of use limited to all dermatological indications. In exchange for such rights, Brickell paid UABRF an upfront payment upon execution of the license and the Company is required to pay UABRF: (i) a low-single digit royalty on all sales of products anywhere in the world by the Company and its sub-licensees; (ii) additional regulatory and sales milestone payments commencing at the successful completion of a Phase 2 study; and (iii) certain sublicensing fees. In addition, the Company is responsible for the payment of future expenses for filing, prosecuting and maintaining licensed technologies and for any new patents that the Company intends to file, prosecute and maintain. The license agreement also imposes various diligence, milestone, royalty, insurance and other obligations on the Company. If the Company fails to comply with certain of these obligations, UABRF may have the right to terminate the license, in which event the Company may not be able to develop or market the covered compound for its intended use.

The foregoing description of the UABRF License Agreement is not complete and is subject to and qualified in its entirety by reference to such agreement, a copy of which is attached to this filing as Exhibit 10.5 hereto and is incorporated herein by reference.

Manchester License Agreement

In April 2011, Brickell entered into a license agreement with the University of Manchester (“Manchester”) (“Manchester License Agreement”) for a worldwide, exclusive license to manufacture, market, sell and sublicense a novel compound with anti-inflammatory properties derived from the human protein thioredoxin, based upon certain patents, with a field of use limited to all dermatological indications. The Manchester License Agreement imposes various diligence, milestone, royalty, payment, insurance and other obligations on the Company. If the Company fails to comply with certain of these obligations, Manchester may have the right to terminate the license, in which event the Company may not be able to develop or market the covered compound for its intended use.

The foregoing description of the Manchester License Agreement is not complete and is subject to and qualified in its entirety by reference to such agreement, a copy of which is attached to this filing as Exhibit 10.6 hereto and is incorporated herein by reference.

NYU License Agreement

In November 2015, Brickell entered into a license agreement with New York University (“NYU”) (“NYU License Agreement”) for a worldwide, exclusive worldwide license to manufacture, market, sell and sublicense certain assets for pharmaceutical development, involving a series of novel acid-related orphan nuclear receptor gamma inhibitors, initially targeting the topical treatment of psoriasis. The NYU License Agreement imposes various diligence, milestone, royalty, payment, insurance and other obligations on the Company. If the Company fails to comply with certain of these obligations, NYU may have the right to terminate the license, in which event the Company may not be able to develop or market the covered compound for its intended use.

The foregoing description of the NYU License Agreement is not complete and is subject to and qualified in its entirety by reference to such agreement, a copy of which is attached to this filing as Exhibit 10.7 hereto and is incorporated herein by reference.

Orca Purchase Agreement

In November 2015, Brickell entered an asset purchase agreement with Orca Pharmaceuticals LLC (“Orca”) (“Orca Purchase Agreement”) to acquire certain compounds, assigned technology, inventory and patent files. One of the acquired assets was a license agreement between Orca and New York University, which granted Orca an exclusive license to manufacture, market, sell and sublicense technology products based upon certain specified patents. In exchange for such rights, Brickell paid Orca an upfront payment and the Company is required to pay Orca: (i) a low-single digit royalty on net sales of products anywhere in the world by the Company and its sub-licensees; and (ii) additional regulatory and sales milestone payments. In addition, the Orca Purchase Agreement imposes various diligence, milestone, royalty, payment, insurance and other obligations on the Company. If the Company fails to comply with these obligations, Orca may have the right to terminate the agreement, in which event the Company may not be able to develop or market the covered compounds for their intended uses.

The foregoing description of the Orca Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to such agreement, a copy of which is attached to this filing as Exhibit 10.8 hereto and is incorporated herein by reference.

Panmira Pharmaceuticals LLC Asset Purchase Agreement

In January 2015, Brickell executed an asset purchase agreement with Panmira Pharmaceuticals, LLC (“Panmira”)(“Panmira Purchase Agreement”). Under the Panmira Purchase Agreement, Brickell purchased all of Panmira’s inventory, patents and patent applications and files, certain technology, data and compounds for topical treatment of dermatological conditions. The Panmira Purchase Agreement imposes various obligations on the Company. If the Company fails to comply with certain of these obligations, Panmira may have the right to terminate the agreement, in which event the Company may not be able to develop or market the covered assets for their intended uses.

The foregoing description of the Panmira Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to such agreement, a copy of which is attached to this filing as Exhibit 10.9 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition

On August 31, 2019, Vical, Brickell and the Merger Sub consummated the transaction contemplated by the Merger Agreement, and Vical issued to Brickell’s securityholders an aggregate of 4,442,692 shares of Common Stock in accordance with the terms and conditions set forth in the Merger Agreement. Following the consummation of the Merger, the business previously conducted by Brickell became the business conducted by the Company, which now is the business of being a clinical-stage pharmaceutical company focused on developing innovative and differentiated prescription therapeutics for the treatment of debilitating dermatological conditions.

The Company’s pipeline consists of potential novel therapeutics for hyperhidrosis (the targeted indication for its lead asset), cutaneous T-cell lymphoma, psoriasis, and other prevalent dermatological unmet conditions. The Company believes that its portfolio of product candidates target significant market opportunities where innovative therapies are needed. The Company’s executive management team and board of directors (described in Item 5.02 of this Current Report on Form 8-K) bring extensive experience in product development and global commercialization, having served in leadership roles at large global pharmaceutical companies and biotechs that have developed and/or launched successful products, many in areas of unmet need and achieving blockbuster status (e.g, Prozac® for depression, Cialis® for erectile dysfunction, Gemzar® for various cancers, other). The Company’s strategy is to leverage this experience to develop, in-license, acquire and commercialize patented, innovative products that it believes can be successful in the currently underserved (and underinvested) dermatology global marketplace.

The Company’s pivotal Phase 3-ready clinical-stage product candidate, sofpironium bromide, is a new, proprietary molecular entity and “soft” drug that belongs to a class of medications called anticholinergics. Brickell and its development partner for Asia, Kaken, conducted 19 Phase 1 and Phase 2 clinical studies of sofpironium bromide that encompass over 1,200 subjects. These studies have evaluated the safety, tolerability, pharmacokinetics (PK), and efficacy of sofpironium bromide formulated and delivered as a gel in adult and pediatric primary axillary hyperhidrosis patients and healthy adult subjects. In addition, Kaken reported positive pivotal Phase 3 results, achieving statistical significance on all primary and secondary endpoints, in its clinical study conducted in Japan in March 2019 to achieve a Japanese registration. Based on the positive results achieved from three completed Phase 2b clinical trials (two in the U.S. and one in Japan by Kaken), Kaken’s recently completed pivotal Phase 3 clinical trial in subjects with primary axillary hyperhidrosis in Japan, as well as the Company’s ongoing fully-enrolled Phase 3 long-term safety study in 300 subjects with primary axillary hyperhidrosis in the United States, the Company intends to initiate two pivotal Phase 3 clinical trials in approximately 450 subjects per study with primary axillary hyperhidrosis in the United States currently targeted for the fourth quarter of 2019 with the goal of preparing and submitting a New Drug Application to the FDA following release of the trial results.

In connection with the Merger, the name of the Company was changed to “Brickell Biotech, Inc.” The Company’s common stock will be listed on The Nasdaq Capital Market, on a post-split basis (giving effect to the Reverse Stock Split) under the new name on September 3, 2019. The trading symbol will also change on that date from “VICL” to “BBI.” The Common Stock will be represented by a new CUSIP number: 10802T 105.

Immediately following the consummation of the Merger, there were 7,810,773 shares of Common Stock issued and outstanding, with Brickell’s former securityholders beneficially owning approximately 57% of the outstanding shares of Common Stock and Vical’s former securityholders beneficially owning approximately 43% of the outstanding shares of Common Stock.

Item 3.02 Unregistered Sales of Securities

Pursuant to the Merger Agreement, Vical issued 4,442,692 shares of Common Stock to Brickell’s former securityholders on August 31, 2019. The nature of the transaction and the nature and amount of consideration received by Brickell’s securityholders are described in Item 2.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. Such issuances were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules promulgated thereunder.

On August 31, 2019, in connection with the consummation of the Funding Agreement, the Company issued the NovaQuest Warrants. Such issuance was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders

On August 30, 2019, Vical’s stockholders approved the Reverse Stock Split. As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock was reduced to a smaller number of shares, such that every 7 shares of Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of Common Stock after the Reverse Stock Split. No fractional shares were issued in connection with the Reverse Stock Split.

The Reverse Stock Split had no effect on the par value of the Common Stock or authorized but unissued shares of preferred stock. Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in Vical and proportional voting power remained unchanged.

A summary of the changes made to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is included in Item 5.03 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

In connection with the consummation of the Merger, each of Dr. R. Gordon Douglas, Richard Beleson, Robert Merton, George Morrow and Thomas Shenk resigned from the Company’s board of directors and any respective committee membership of the Company’s board of directors. The resignations of such directors were not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

In accordance with the Merger Agreement, the Company’s board of directors (and its committees) and executive officers were reconstituted to include the following directors and executive officers:

Name	Age	Position
Reginald L. Hardy	62	Co-Founder and Chairman of the Board (Class III)
George Abercrombie	64	Director (Class I)
William Ju, M.D.	62	Director (Class II)
Dennison T. Veru	58	Director (Class II)
Vijay B. Samant	66	Director (Class I)
Gary A. Lyons	67	Director (Class III)
Robert B. Brown	58	Chief Executive Officer and Director (Class III)
Andrew D. Sklawer	36	Co-Founder, Chief Operating Officer and Secretary
R. Michael Carruthers	62	Chief Financial Officer
Adam Levy	41	Chief Business Officer
Deepak Chadha	49	Chief Research & Development Officer
Jose Breton	30	Controller and Chief Accounting Officer
David R. McAvoy	57	General Counsel, Chief Compliance Officer and Assistant Secretary

Class III directors have a term expiring in 2019, Class I directors have a term expiring in 2020 and Class II directors have a term expiring in 2021.

Dennison Veru is chairperson of the Audit Committee, and George Abercrombie and Vijay Samant are members. Reginald Hardy is chairperson of the Compensation Committee, and Dennison Veru and Gary Lyons are members. George Abercrombie is chairperson of the Nominating and Corporate Governance Committee, and Gary Lyons and William Ju are members.

Board of Directors

Reginald L. Hardy, Co-Founder and Chairman of the Board

Mr. Hardy has over 30 years of experience in serving as the Chief Executive Officer and/or the President for publicly-traded and privately-held pharmaceutical companies. Prior to co-founding Brickell and serving as its Chief Executive Officer from inception in 2009 through 2018, Mr. Hardy was the co-founder and President of Concordia Pharmaceuticals, Inc., an oncology drug development company acquired by Kadmon Corporation in 2011. Mr. Hardy was co-founder and served as president of SANO Corporation, a pharmaceutical company focused on the development of novel transdermal drug delivery systems that was acquired by Elan Corporation in 1998, from 1992 to 1998. Prior to SANO, Mr. Hardy served as the president of the generics group at IVAX Corporation, a pharmaceutical company focused on the development and manufacture of medicines for pain, respiratory disease, oncology and women’s health. Mr. Hardy has also held various corporate roles with Hoechst-Roussel Pharmaceuticals, Inc. and Key Pharmaceuticals, Inc. Mr. Hardy earned his B.S. degree in pharmacy from the University of North Carolina–Chapel Hill and M.B.A. from UNC–Greensboro.

George B. Abercrombie, Director

Mr. Abercrombie served as Senior Vice President and Chief Commercial Officer of Innoviva, Inc., a royalty management company focused on respiratory assets partnered with Glaxo Group Limited from 2014 to 2018. Mr. Abercrombie joined the Brickell Board of Directors in 2010. Mr. Abercrombie served as the President and Chief Executive Officer of Hoffmann-La Roche, Inc. from 2001 to 2009 where he was responsible leading Roche’s North American Pharmaceutical Operations including the United States and Canada. Prior to joining Roche, Mr. Abercrombie served as Senior Vice President of U.S. Commercial Operations at Glaxo Wellcome Inc, with responsibilities encompassing pharmaceutical sales and marketing, electronic commerce, the U.S. managed care system, disease management, business planning and development, and late-stage clinical drug studies. He joined Glaxo Wellcome as Vice President and General Manager of the Glaxo Pharmaceuticals Division in 1993 following 10 years at Merck & Co., Inc., where he held a broad range of positions in sales, marketing, executive sales management and business development. Mr. Abercrombie serves on the Boards of Directors of Biocryst Pharmaceuticals, Hessian Pharmaceuticals, and the North Carolina GlaxoSmithKline Foundation. As an Adjunct Professor at Duke University’s Fuqua School of Business, he teaches second year MBA candidates in Fuqua’s Health Sector Curriculum. Mr. Abercrombie received a B.S. degree in Pharmacy from the University of North Carolina–Chapel Hill. He also earned an M.B.A. from Harvard University.

William Ju, Director

Dr. Ju is a board-certified dermatologist and has over 20 years of biopharmaceutical experience in a wide variety of therapeutic areas, including dermatology. Since 2012, Dr. Ju has served as the President and a Founding Trustee of Advancing Innovation in Dermatology, Inc., a not-for-profit organization focused on the development of new dermatologic solutions for patients and healthcare providers. Dr. Ju joined the Brickell Board of Directors in 2014. Dr. Ju has served as President and Chief Executive Officer of Follica, Inc., a biotechnology company that develops a treatment system for hair loss in adults, from 2009 to 2012 and Chief Operating Officer at PTC Therapeutics, Inc, a pharmaceutical company focused on the discovery, development and commercialization of medicines for the treatment of rare disorders from 2003 to 2009. In addition, he has held executive positions at Pharmacia Corporation/Pfizer, Inc. Merck & Co., Inc., and Hoffmann-La Roche, Inc. in a broad spectrum of product development functions. Dr. Ju served as project leader for SUTENT®, introduced CANCIDAS® into humans, and was part of the product development teams for CRIXIVAN® and TRANSLARNA™. Dr. Ju began his pharmaceutical career at Hoffmann-La Roche where he was a clinical leader for the development of dermatology compounds. Dr. Ju received his M.D. from the University of Pennsylvania School of Medicine and his A.B. from Princeton University.

Dennison (Dan) T. Veru, Director

Mr. Veru has served as Chief Investment Officer and Co-Chairman of Palisade Capital Management, an independent asset management firm, since 2000. Mr. Veru has oversight responsibilities for all the investment strategies at Palisade Capital Management involving publicly traded securities. Mr. Veru joined the Brickell Board of Directors in 2014. From 1992 through 1999, Mr. Veru was the President and Director of Research at Awad Asset Management and helped oversee the firm’s growth. Prior to Awad Asset Management, Mr. Veru worked at Drexel Burnham Lambert and later at Smith Barney Harris Upham where he held a variety of analytical roles. In addition to his professional responsibilities, Mr. Veru is a member of the Board of Overseers of the St. Lukes and Roosevelt Hospital, a member of the finance committee of the Dwight-Englewood School, and a member of the board of directors of the McCarton School for Autistic Children. Mr. Veru graduated from Franklin & Marshall College. Mr. Veru’s public company investment experience provides him with the qualification and skill to serve on the Company’s board of directors.

Vijay B. Samant, Director

Mr. Samant served as President and Chief Executive Officer of Vical since November 2000. Prior to joining Vical, he had 23 years of diverse U.S. and international sales, marketing, operations, and business development experience with Merck. From 1998 to 2000, he was Chief Operating Officer of the Merck Vaccine Division. From 1990 to 1998, he served in the Merck Manufacturing Division as Vice President of Vaccine Operations, Vice President of Business Affairs and Executive Director of Materials Management. Mr. Samant holds a master’s degree in management studies from the Sloan School of Management at MIT, a master’s degree in chemical engineering from Columbia University, and a bachelor’s degree in chemical engineering from the University of Bombay, University Department of Chemical Technology. Mr. Samant was a member of the board of directors of AmpliPhi Biosciences Corporation from 2015 to 2019, a member of the board of directors of Raptor Pharmaceutical Corporation from 2011 to 2014, and a member of the board of directors for BioMarin Pharmaceutical Inc. from 2002 to 2004. Mr. Samant was a Director of the Aeras Global TB Vaccine Foundation from 2001 to 2010, a member of the Board of Trustees for the National Foundation for Infectious Diseases from 2003 to 2012, and a member of the Board of Trustees for the International Vaccine Institute in Seoul, Korea from 2008 to 2012.

Gary A. Lyons, Director

Mr. Lyons held various positions with Neurocrine Biosciences, Inc., a biopharmaceutical company, for 16 years through January 2008, including President, Chief Executive Officer and member of the board of directors. From 1983 to 1993, Mr. Lyons held various executive positions at Genentech, Inc., a biotechnology company, including Vice President of Business Development, Vice President of Sales, and Director of Sales and Marketing. Mr. Lyons presently serves as a member of the board of directors of Neurocrine Biosciences, Inc. and Novus Therapeutics, Inc. (Nasdaq: NVUS) and is chairman of the board of directors of Rigel Pharmaceuticals, Inc. and Retrophin, Inc., all of which are publicly held biotechnology companies. In addition, Mr. Lyons served previously on the board of directors of PDL BioPharma, Facet Biotech Corporation, KaloBios Pharmaceuticals, Inc. and NeurogesX, Inc. Mr. Lyons holds a bachelor’s degree in marine biology from the University of New Hampshire and an M.B.A. degree from Northwestern University, JL Kellogg Graduate School of Management.

Robert B. Brown, Chief Executive Officer and Director

Mr. Brown joined Brickell as its Chief Executive Officer and Director in January 2019 after having spent over 30 years at Eli Lilly and Company, where he most recently served as the Chief Marketing Officer and Senior Vice President of marketing from 2009 through 2018. As Chief Marketing Officer, Mr. Brown was responsible for building and leading marketing capabilities across Eli Lilly and Company’s pharmaceutical business units, including diabetes, oncology, emerging markets and Lilly-BioMedicines, a business area focused on treatments for debilitating diseases. Prior to his role as Chief Marketing Officer, Mr. Brown held the position of Vice President and Chief Marketing Officer for Lilly USA from 2007 to 2009, in which he partnered with the business units to ensure Eli Lilly and Company continued to develop industry leading marketing capabilities, streamline and improve marketing processes, and transform marketing by building a consumer marketing center of excellence. From 2003 to 2007, Mr. Brown was the executive director of marketing for the Intercontinental region, including responsibility for Europe. As the head marketer for Eli Lilly and Company’s international operations, Mr. Brown was responsible for the marketing of all Eli Lilly and Company’s products outside the United States. Mr. Brown joined Eli Lilly and Company in 1985, after receiving a B.S. in economics from DePauw University and a M.S. in business administration from Indiana University. Mr. Brown currently serves on the board of trustees of Franklin College.

Executive Officers

Andrew D. Sklawer, Co-Founder, Chief Operating Officer and Secretary

Mr. Sklawer has served as Brickell’s Chief Operating Officer and Secretary since its inception in 2009 and is one of its founders. Prior to co-founding Brickell, Mr. Sklawer served as the Head of Operations at Concordia

Pharmaceuticals, Inc., an oncology drug development company that was acquired by Kadmon Corporation in 2011. Prior to joining Concordia, Mr. Sklawer held various positions at Verid, Inc., a developer of security technology prior to its acquisition by EMC Corporation. Mr. Sklawer holds a B.A. in marketing from the University of Florida and earned his M.B.A. from the University of Miami. Mr. Sklawer currently serves as a board member for StartUp FIU, a Florida International University platform that supports researchers, inventors, innovators, and entrepreneurs to conceive, launch, and scale solutions, is a member of the Advisory Committee of Advancing Innovation in Dermatology Accelerator Fund and is a board member of the Colorado BioScience Association.

R. Michael Carruthers, Chief Financial Officer

Mr. Carruthers has served as Brickell’s Chief Financial Officer since 2017. He has over 20 years of experience serving as the Chief Financial Officer for publicly-traded pharmaceutical companies. Mr. Carruthers previously served as Interim President of Nivalis Therapeutics (Nasdaq: NVLS), a pharmaceutical company that focuses on the discovery and development of product candidates for cystic fibrosis, beginning in January 2017 until August 2017 and Chief Financial Officer and Secretary since February 2015. From 1998 to 2015, he served as Chief Financial Officer for Array BioPharma (Nasdaq: ARRY), a biopharmaceutical company that focuses on the discovery, development, and commercialization of small molecule drugs to treat patients with cancer and other diseases. Prior to this, his professional experience included serving as Chief Financial Officer of Sievers Instrument, treasurer and controller for the Waukesha division of Dover Corporation and accountant with Coopers & Lybrand. Mr. Carruthers received a B.S. in accounting from the University of Colorado and a M.B.A. from the University of Chicago.

Adam Levy, Chief Business Officer

Mr. Levy has served as Brickell’s Chief Business Officer since 2019. Prior to joining Brickell, Mr. Levy served as Chief Business Officer at miRagen Therapeutics, a clinical-stage biopharmaceutical company discovering and developing proprietary RNA-targeted therapies with a specific focus on microRNAs and their role in diseases where there is a high unmet medical need, from 2016 through 2019. Between 2000 through 2016, Mr. Levy held multiple Investment Banking positions at Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies Group and Wedbush Securities Inc. Mr. Levy received a B.S. in applied economics from Cornell University.

Deepak Chadha, Chief Research & Development Officer

Mr. Chadha has served as Brickell’s Chief Research & Development Officer since 2018 and previously served as Brickell’s Chief Regulatory, Pre-clinical and Quality Compliance Officer from 2016 to 2018. Prior to joining Brickell, Mr. Chadha served as Vice President, Global Regulatory Affairs at Suneva Medical, a medical technology company that develops, manufactures, and commercializes aesthetic products for the dermatology, plastic, and cosmetic surgery markets, from 2014 to 2016. During his time at Suneva Medical, Mr. Chadha led the regulatory approval for BELLAFILL® dermal filler for acne scar correction and supported the company’s commercial products life cycle management. Prior to joining Suneva, Mr. Chadha worked at Allergan (f.k.a. KYTHERA) from 2007 to 2014, where Mr. Chadha led the development of their product, KYBELLA®, from an early clinical phase to an NDA stage, and also supported the ex-U.S. regulatory activities. Mr. Chadha also served as Vice President of Global Regulatory Affairs at Allergan Medical (f.k.a. Inamed Corporation) from 2004 to 2007, where he assisted in building the organization’s Global Regulatory Affairs department, and was involved with the approval for JUVEDERM®, Bioenterics®, LAP-BAND® and Silicone gel-filled breast implants. Mr. Chadha holds a B.S. in pharmaceutical sciences from Berhampur University in Orissa, India, an M.S. in pharmaceutics from Hamdard University in New Delhi, India, and an M.B.A. in international business from California State University, Dominguez Hills.

Jose Breton, Controller and Chief Accounting Officer

Mr. Breton has served as Brickell’s Controller and Chief Accounting Officer since 2013. Previously, Mr. Breton was an auditor from 2014 to 2015 at Deloitte LLP. Mr. Breton began his career in 2012 as a Client Manager at Global Resource Partners, Inc., an accounting and business advisory firm. In this role, Mr. Breton had overall responsibility for clients’ financial reporting, planning and budgeting, systems of internal controls, corporate and benefits accounting and administration of stock option activity. Mr. Breton holds a B.B.A. degree in Accounting and Finance and a Master’s Degree in Taxation from the University of Miami.

David R. McAvoy, General Counsel, Chief Compliance Officer and Assistant Secretary

Mr. McAvoy has served as Brickell’s General Counsel, Chief Compliance Officer and Assistant Secretary since 2019. He previously served as General Counsel, Vice President and Chief Compliance Officer for Endocyte, Inc., a nuclear medicine and oncology biotech, from 2017 to 2018. Prior to joining Endocyte Inc., Mr. McAvoy was at Eli Lilly and Company for 27 years serving in various leadership positions, including as General Counsel of Lilly Emerging Markets, and most recently, in an executive management business role running strategic alliances for the food animal production group at Lilly’s former Elanco Animal Health subsidiary. While at Eli Lilly and Company, Mr. McAvoy was lead FDA counsel launching several medicines, including Prozac® for depression, Gemzar® for pancreatic and lung cancers, and ReoPro®, one of the first interventional cardiology agents. Mr. McAvoy earned a J.D. and M.S. in environmental science from Indiana University and a B.A. in political science from the University of Notre Dame. He serves on the board of directors for The Villages of Indiana, Inc., championing families for abandoned and abused children.

Employment and Consultancy Agreements

Brickell had entered into employment or consultancy agreements with each of the executive officers named in this Current Report on Form 8-K. Such agreements remained effective following the consummation of the Merger.

Under the terms of the employment agreement entered into between Brickell and Robert B. Brown, Mr. Brown is entitled to an annual base salary of $450,000, and is eligible for the Company’s benefit programs, vacation benefits and medical benefits. In addition, Mr. Brown is entitled to a discretionary bonus of $225,000. The agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause, but 90 days’ notice is required if the agreement is terminated by Mr. Brown.

Under the terms of the employment agreement entered into between Brickell and Andrew D. Sklawer, Mr. Sklawer is entitled to an annual base salary of $350,000, and is eligible for the Company’s benefit programs, vacation benefits and medical benefits. In addition, Mr. Sklawer is entitled to a discretionary bonus of $122,500. The agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause, but 90 days’ notice is required if the agreement is terminated by Mr. Sklawer.

Under the terms of the consultancy agreement entered into between Brickell and R. Michael Carruthers, Mr. Carruthers is entitled to a monthly retainer of $20,000 per month for the provision of approximately 80 hours of services per month with no annual salary or bonus. In addition, if Mr. Carruthers is directed to perform services or other functions in his capacity as consultant in locations other than the Company’s headquarters in Boulder, Colorado, he is entitled to receive an additional compensation of $2,000 per day. Mr. Carruthers is not entitled to participate in any benefit programs that the Company may make available to employees. The agreement provides that either party may terminate the consultancy agreement for any reason or no reason upon 30 days’ prior written notice.

The foregoing descriptions of the employment and consultancy agreements are not complete and are subject to and qualified in its entirety by reference to such agreements, copies of which are attached to this filing as Exhibits 10.11, 10.12, 10.13, 10.14, 10.15 and 10.16 hereto and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Certificate of Incorporation

On August 31, 2019, immediately following the consummation of the Merger, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to give effect to corporate changes made as a result of and in connection with the Merger, including changing the Company’s name from “Vical Incorporated” to “Brickell Biotech, Inc.” The foregoing description of the Company’s Amended and Restated Certificate of Incorporation is not complete and is subject to and qualified in its entirety by reference to such certificate of incorporation, a copy of which is attached to this filing as Exhibit 3.2 hereto and is incorporated herein by reference.

Amended and Restated Bylaws

On August 31, 2019, immediately following the consummation of the Merger, the Company adopted Amended and Restated Bylaws to give effect to corporate changes made as a result of and in connection with the Merger. The foregoing description of the Company’s Amended and Restated Bylaws is not complete and is subject to and qualified in its entirety by reference to such bylaws, a copy of which is attached to this filing as Exhibit 3.3 hereto and is incorporated herein by reference.

A summary of the changes made to Vical’s Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation as a result of the Reverse Stock Split is included in Item 3.03 of this Current Report on Form 8-K, which is incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 30, 2019, Vical held a special meeting of its stockholders (the “Special Meeting”) to vote on the three proposals described in the definitive proxy statement and proxy card filed with the Securities and Exchange Commission on July 12, 2019, which was amended on August 8, 2019 and again on August 20, 2019. At the close of business on the record date (July 2, 2019), Vical had 22,841,278 shares of common stock outstanding and entitled to vote. At the Special Meeting, 18,420,336 shares of Common Stock were present in person or represented by proxy and entitled to vote. The number of votes cast for and against each proposal, as well as the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

1.
To approve an amendment to Vical’s restated certificate of incorporation, as amended, to effect a reverse split of Vical’s common stock at a ratio in the range of between 1-for-5 to 1-for-15, inclusive, with such ratio to be mutually agreed by Vical and Brickell and to be effected by Vical immediately prior to the effective time of the Merger:

For	Against	Abstain
14,190,590	4,155,454	74,292

2.
To approve the consummation of a change of control of Vical resulting from the Merger and the other transactions and actions contemplated by the Merger Agreement, including the Concurrent Financing and the reverse split of Vical’s common stock pursuant to the rules of The Nasdaq Capital Market, as contemplated by the Merger Agreement:

For	Against	Abstain
7,971,060	4,605,625	33,721

3.	To adjourn the Special Meeting, if needed, to solicit additional votes to approve the foregoing proposals:

For	Against	Abstain
12,073,458	6,012,431	334,447

Item 8.01. Other Events

Closing of Novaquest Funding Agreement

Pursuant to the Funding Agreement, the Concurrent Financing was consummated immediately following the closing of the Merger on August 31, 2019. A summary of the Funding Agreement is included in Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 8.01.

Press Release

On September 3, 2019, the Company issued a press release announcing the closing of the Merger and the Concurrent Financing. The press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein. The press release is attached to this filing as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Brickell’s audited financial statements for the years ended December 31, 2018 and 2017 are filed herewith and incorporated by reference herein as Exhibit 99.2.

Brickell’s unaudited financial statements for the three and six months ended June 30, 2019 are filed herewith and incorporated by reference herein as Exhibit 99.3.

(b) Pro Forma Financial Information

The Company’s unaudited pro forma combined financial statements are filed herewith and incorporated by reference herein as Exhibit 99.4.

The unaudited pro forma combined financial data was prepared based on the historical financial results reported by Vical and Brickell and is intended to show how the Merger might have affected historical financial statements. The unaudited pro forma combined financial statements give effect to the Reverse Stock Split.

The unaudited pro forma combined balance sheet as of June 30, 2019 is presented as if the Merger had been completed on that date. The unaudited pro forma combined statements of operations and comprehensive loss for the year ended December 31, 2018 and the six months ended June 30, 2019 combines the historical statements of operations of Vical and Brickell and gives pro forma effect to the Merger as if it had been completed on January 1, 2018.

The historical financial data has been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are based on management’s estimates of the fair value of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Merger and certain other adjustments.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation
3.2	Amended and Restated Certificate of Incorporation, as currently in effect
3.3	Amended and Restated Bylaws
3.4	Certificate of Merger
4.1	Form of Warrant Certificate
10.1*	Funding Agreement, as amended, dated June 2, 2019, by and between Brickell Biotech, Inc. and NovaQuest Co-Investment Fund X, L.P.
10.2*	License, Development and Commercialization Agreement, as amended, dated March 31, 2015, by and between Brickell Biotech, Inc. and Kaken Pharmaceutical Co., Ltd.
10.3*	Right of First Negotiation Agreement, as amended, dated March 31, 2015, by and between Brickell Biotech, Inc. and Kaken Pharmaceutical Co., Ltd.
10.4*	License Agreement, as amended, dated December 15, 2012, by and among Brickell Biotech, Inc., Bodor Laboratories, Inc. and Nicholas S. Bodor
10.5*	UAB Research Foundation License Agreement, as amended, dated June 26, 2012, by and between Brickell Biotech, Inc. and the UAB Research Foundation
10.6*	License Agreement, dated May 20, 2011, by and between Brickell Biotech, Inc. and the University of Manchester
10.7*	License Agreement, as amended, dated June 6, 2013, by and among Brickell Biotech, Inc, Orca Pharmaceuticals LLC and the New York University
10.8*	Orca Pharmaceuticals LLC Asset Purchase Agreement, dated June 6, 2013, by and between Brickell Biotech, Inc. and Orca Pharmaceutics
10.9*	Panmira Pharmaceuticals LLC Purchase Agreement, dated January 30, 2015, by and between Brickell Biotech, Inc. and Panmira Pharmaceuticals
10.10	Boulder Lease Agreement, as amended, dated August 4, 2016, by and between Brickell Biotech, Inc. and BMC Properties, LLC
10.11**	Employment Agreement, dated November 16, 2018, by and between Brickell Biotech, Inc. and Robert Brown
10.12**	Second Amended and Restated Employment Agreement, dated November 27, 2018, by and between Brickell Biotech, Inc. and Andy Sklawer
10.13	Amended and Restated Employment Agreement, dated August 28, 2019, by and between Brickell Biotech, Inc. and Deepak Chadha
10.14	Brickell Biotech, Inc. Letter Agreement, dated July 10, 2018 by and between Brickell Biotech Inc. and Jose Breton
10.15	Employment Agreement, dated July 1, 2019, by and between Brickell Biotech Inc. and David R. McAvoy
10.16	Employment Agreement, dated August 1, 2019, by and between Brickell Biotech Inc. and Adam Levy
10.17	Registration Rights Agreement, dated August 31, 2019, by and between Brickell Biotech, Inc. and NovaQuest Co-Investment Fund X, L.P.
10.18*	U.S. Security Agreement, dated August 31, 2019, by and between Brickell Biotech, Inc. and NovaQuest Co-Investment Fund X, L.P.
23.1	Consent of Ernst & Young LLP

99.1	Press Release, dated September 3, 2019
99.2	Audited Financial Statements of Brickell Biotech, Inc. for the years ended December 31, 2018 and 2017
99.3	Unaudited Interim Financial Statements of Brickell Biotech, Inc. for the three and six months ended June 30, 2018 and 2019
99.4	Unaudited Pro Forma Combined Financial Statements
________________________
*     Portions of Exhibit have been omitted due to confidentiality considerations.
**     Compensatory Agreements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2019	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer